SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission
      Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            Emclaire Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

          (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:
--------------------------------------------------------------------------------
          (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
          (3) Filing Party:
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          (4) Date Filed:
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

                            EMCLAIRE FINANCIAL CORP.
                          EMLENTON, PENNSYLVANIA 16373


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF EMCLAIRE FINANCIAL CORP.:


     Notice is hereby given that the Annual Meeting of Shareholders of Emclaire Financial Corp. (the "Corporation") will be held at 11:00 a.m., prevailing time, on Wednesday, May 18, 2005, at the Farmers National Bank of Emlenton, 612 Main Street, Emlenton, PA 16373, for the following purposes:

     1. To elect three (3) Class B directors to serve for 3-year terms and until their successors are duly elected and qualified;

     2. To ratify the selection of Beard Miller Company LLP, Certified Public Accountants, of Wexford, PA as the independent auditors of the Corporation for the fiscal year ending December 31, 2005; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only those shareholders of record at the close of business, at 5:00 p.m., on Monday, March 28, 2005, will be entitled to notice of and to vote at the Annual Meeting.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 2004 is being mailed with this notice.

     You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.


                                 By Order of the Board of Directors,

                                 /s/ David L. Cox
                                 ----------------
                                 David L. Cox
                                 Chairman, President and Chief Executive Officer

April 11, 2005

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 18, 2005


                                     GENERAL

Introduction, Date, Place and Time of Meeting

     This Proxy Statement is being furnished for the solicitation by the Board of Directors of Emclaire Financial Corp. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation ("Annual Meeting") to be held at the Farmers National Bank of Emlenton, 612 Main Street, Emlenton, PA 16373, on Wednesday, May 18, 2005, at 11:00 a.m. prevailing time, or at any adjournment or postponement of the Annual Meeting.

     The main office of the Corporation is located at The Farmers National Bank of Emlenton (the "Bank"), 612 Main Street, Emlenton, Pennsylvania 16373. The telephone number for the Corporation is (724) 867-2311. All inquiries should be directed to David L. Cox, President. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on April 11, 2005.

Solicitation

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for the election of the three (3) nominees for Class B Directors named below and for the approval of Beard Miller Company LLP, Certified Public Accountants as the independent auditors for the fiscal year ending December 31, 2005. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

     The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees of the Corporation intend to solicit proxies personally, by telephone and by facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.

Right of Revocation

     A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to Raymond M. Lawton, Secretary, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, telephone: (724) 867-2311; (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Quorum

     At the close of business on March 28, 2005, (the "Voting Record Date") the Corporation had outstanding 1,267,835 shares of common stock, $1.25 par value. A majority of the outstanding shares in person or by proxy will constitute a quorum at the Annual Meeting.

     Only holders of common stock, of record, at the close of business on the Voting Record Date will be entitled to notice of and to vote at the Annual Meeting. On all matters to come before the Annual Meeting, each share of common stock is entitled to one (1) vote.

     As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

     As to the ratification of independent auditors and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: vote "FOR" the item or vote "AGAINST" the item. Unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to Broker Non-Votes as to that matter.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following tables set forth, as of the Voting Record Date, persons or groups who own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Corporation as a group. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Voting Record Date:

                                                         Percent of Outstanding
                             Shares Beneficially              Common Stock
Name and Address                  Owned (1)                Beneficially Owned

Bernadette H. Crooks             72,352 (2)                       5.71%
Clarion, PA 16214

Mary E. Dascombe                 90,574 (3)                       7.14%
Raleigh, NC  27609

George W. Freeman                78,740 (4)                       6.21%
Knox, PA 16232

Barbara C. McElhattan            66,297 (5)                       5.23%
Emlenton, PA 16373
------------------
(1) See footnote (1) under the following caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for the definition of "beneficial ownership."
(2) Of the 72,352 shares beneficially owned by Mrs. Crooks, 71,072 shares are owned individually and 1,280 shares are owned individually by her spouse's estate.
(3) Of the 90,574 shares beneficially owned by Mrs. Dascombe, 64,386 shares are owned individually, 2,677 shares are owned jointly with her spouse, and 23,511 shares are owned individually by her spouse.
(4) Of the 78,740 shares beneficially owned by Mr. Freeman, 75,435 shares are owned individually and 3,305 shares are owned individually by his spouse.
(5) Of the 66,297 shares beneficially owned by Mrs. McElhattan, 33,579 shares are owned individually, 27,972 shares are owned jointly with her spouse and 4,746 shares are owned individually by her spouse.

Section 16(2) Beneficial Ownership Reporting Compliance

     The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Corporation and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Corporation's review of such ownership reports, to the Corporation's knowledge, no executive officer, director, or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 2004.

Beneficial Ownership by Officers, Directors and Nominees

     The following table sets forth as of the Voting Record Date, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation as a group.

Name of Individual                  Amount and Nature of                Percent
or Identity of Group            Beneficial Ownership (1) (2)           of Class
--------------------            ----------------------------           --------

George W. Freeman  (5)                    78,740.000                      6.21%
Ronald L. Ashbaugh  (8)                   10,500.000                      (3)
Brian C. McCarrier  (8)                    1,137.211                      (3)
Robert L. Hunter  (6)                     10,097.665                      (3)
John B. Mason  (7)                         5,989.759                      (3)
James M. Crooks (10)                       4,432.844                      (3)
J. Michael King  (4)                       6,098.000                      (3)
Mark A. Freemer (4)                          800.000                      (3)
David L. Cox  (9)                         11,580.000                      (3)
All Officers and Directors
as a Group (11 persons)                  129,375.479                    10.204%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after the Voting Record Date. Beneficial ownership may be disclaimed as to certain of the securities.
(2)  Information furnished by the Directors and the Corporation.
(3)  Less than one percent (1%).
(4)  All shares are owned individually.
(5) See footnote (4) above under the caption entitled "Principal Beneficial Owners of the Corporation's Stock."
(6) Of the 10,097.665 shares beneficially owned by Mr. Hunter, 5,669.181 shares are owned individually and 4,428.484 shares are owned individually by his spouse.
(7) Of the 5,989.759 shares beneficially owned by Mr. Mason, 5,416.093 shares are owned individually and 573.666 shares are held as custodian for his daughter.
(8)  All shares owned jointly with spouse.
(9) Of the 11,580 shares beneficially owned by Mr. Cox, 10,080 shares are owned individually and 1,500 shares are held jointly with his spouse.
(10) Of the 4,432.844 shares beneficially owned by Mr. Crooks, 654.085 are owned individually, 2,844.025 are owned jointly with his spouse, 816.627 are held as custodian for his children and 118.107 are held individually by his spouse.

                              ELECTION OF DIRECTORS

     The Corporation has a classified Board of Directors with staggered 3-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the office of one class shall expire each year.

     Unless otherwise instructed, the Board of Directors of the Corporation or its designee, the proxy holder, will have the right to cast their votes for the nominees, unless the shareholder indicates on his or her Proxy how he or she desires the votes to be cast. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy. The Board of Directors recommends that its nominees be elected as Directors.

                           INFORMATION AS TO NOMINEES,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the directors and nominees:

                               Age as of        Principal Occupation               Director Since
Name                            12/31/04        for Past Five Years               Bank/Corporation
----                           ---------        --------------------              ----------------

Class A Directors Whose Term Expires in 2007
--------------------------------------------

J. Michael King                    57  Senior Attorney, Lynn, King & Schreffler,     1988/1989
(1)  (3) (4) (5)                        P.C., Attorneys at Law
                                       Prior to 2004 - President, Lynn, King &
                                        Schreffler, P.C., Attorneys at Law
                                       Prior to 2003 - Senior Partner of Lynn,
                                        King  & Schreffler, Attorneys at Law

David L. Cox                       54  Chairman, President and Chief Executive       1991/1991
(1)  (4) (5) (6)                        Officer of the Bank and Corporation since
                                        1997.

Mark A. Freemer                    45  Partner, Clyde, FERRARO & Co., LLP,           2004/2004
(2) (3)                                Certified Public Accountants




Class B Directors Whose Term Expires in 2005 and Nominees for Class B Directors Whose Term Expires in 2008
----------------------------------------------------------------------------------------------------------

James M. Crooks                    52  Owner, Crooks Clothing Company, Inc.,         2004/2004
(1) (2)                                Retail Sales

Robert L. Hunter                   63  Truck Dealer; President of: Hunter Truck      1974/1989
(2) (3) (6)                            Sales & Service, Inc.; Hunter Leasing, Inc.;
                                       Hunter Keystone Peterbilt, LLP;
                                       Hunter Erie Truck Sales LLP;
                                       Hunter Jersey Peterbilt, LLC;
                                       Director of Idealease of North
                                       America, Inc.


John B. Mason                      56  President, H. B. Beels & Son, Inc. Prior      1985/1989
(3) (4) (5)                             to 6/8/01 - Insurance Broker for H. B.
                                        Beels & Son, Inc.

Class C Directors Whose Term Expires in 2006
--------------------------------------------

Ronald L. Ashbaugh                 69  Retired, former President of the Bank and     1971/1989
(1) (2) (4) (5) (6)                     Corporation.

George W. Freeman                  74  Owner of Freeman's Tree Farm.                 1964/1989
(3) (4) (5) (6)

Brian C. McCarrier                 41  President, Interstate Pipe and Supply         1997/1997
(1) (2) (5) (6)                         Company.

-------------------------------
(1) Member of Finance Committee. This committee is appointed by the Chairman of the Board and determines investment policy and market risk management policy. This committee also recommends investment purchases for the bank portfolio. This committee met three times in fiscal year 2004.
(2) Member of the Audit Committee. This committee is appointed by the Chairman of the Board and, among other things, meets with the independent auditors to review their audit of the financial reports of the Corporation. This committee met five times in fiscal year 2004.
(3) Member of the Human Resource Committee. This committee is appointed by the Chairman of the Board. This committee acts as the Compensation Committee and reviews executive and employee compensation, as well as personnel policy and recommends changes to the Board. This committee met three times in fiscal year 2004.
(4) Member of the Loan Committee. This committee is appointed by the Chairman of the Board and is responsible to review and approve loans, which exceed the loan officer's lending limits. This committee met 26 times in fiscal year 2004.
(5) Member of the Planning Committee. This committee is appointed by the Chairman of the Board and examines and recommends expansion and business opportunities to the Board of Directors. This committee met three times in fiscal year 2004.
(6) Member of the Executive Committee. This committee is comprised of the Chairs of the other five committees and is responsible for director education and development. This committee did not meet in fiscal year 2004.

Director Compensation
---------------------

     During 2004, Directors received $750 per month through April for their services as Director of the Bank and $790 thereafter regardless of attendance at board meetings. The Chairman of the Audit Committee received an additional $100 per month for his services as Audit Committee Chairman. No additional compensation is paid for service as Directors of the Corporation. In addition, outside Directors received $190 for each Bank committee meeting that they attended through May 18, 2004 and $200 thereafter. During 2004, total fees paid to all Directors were $107,330.

Meeting Attendance
------------------

     During 2004, the Board of Directors of the Corporation held five (5) regular meetings and four (4) special meetings and the Board of Directors of the Bank held thirteen (13) regular meetings. Each of the Directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Corporation's and Bank's Board of Directors and of the committees on which they serve.

Nominating Committee
--------------------

     The Corporation does not have a standing nominating committee, and all director nominations are considered by the Board of Directors as a whole. The goal of the Board of Directors has been, and continues to be, to identify nominees for service on the Board of Directors who will bring a variety of perspectives and skills from their professional and business experience. Depending upon the current needs of the Board of Directors and the Corporation, certain factors may be weighed more or less heavily. Eight out nine board members are considered independent under NASDAQ rules.

Nominating Procedures
---------------------

     The Board of Directors identifies nominees by first evaluating, on an informal basis, the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Corporation's business and/or unique situation who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skill set. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to renominate a member for re-election, the Board of Directors will then determine if there is a need to replace that director or reduce the number of directors serving on the Board of Directors, in accordance with the Corporation's Bylaws. If the Board of Directors determines a need to replace a non-continuing director, it identifies the desired skills and experience in light of the criteria set forth above. Current members of the Board of Directors are polled for suggestions as to individuals meeting those criteria, and research may also be performed to identify qualified individuals. To date, the Board of Directors has not formally engaged third parties to assist in identifying or evaluating potential nominees, although the Board of Directors reserves the right to do so in the future.

     Section 10.1 of the Corporation's bylaws contains provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Corporation's Annual Meeting. Historically, the Corporation has not had a formal policy concerning stockholder recommendations for nominees. Given the size of the Corporation, the Board of Directors does not feel that such a formal policy is warranted at this time. The absence of such a policy, however, does not mean that a reasonable stockholder recommendation will not be considered, in light of the particular needs of the Corporation and the policies and procedures set forth above. The Board of Directors will reconsider this matter at such time as it believes that the Corporation's circumstances, including its operations and prospects, warrant the adoption of such a policy.

Director Attendance at Annual Meetings
--------------------------------------

     All directors are expected to attend the Corporation's annual meeting of stockholders. All nine directors attended the Corporation's 2004 annual meeting of stockholders.

Audit Committee
---------------

     The audit committee of the Board is composed of five members and operates under a written charter adopted by the Board of Directors. The responsibilities of the audit committee are contained in the Audit Committee Report. The audit committee during fiscal year 2004 consisted of Brian C. McCarrier, Chairman; Ronald L. Ashbaugh, Robert L. Hunter, Mark A. Freemer and James M. Crooks. The Board of Directors has determined that each committee member is "independent," as defined by Corporation policy, SEC rules and the NASDAQ listing standards.

Audit Committee Financial Expert
--------------------------------

     The Board of Directors has identified Brian C. McCarrier as an audit committee financial expert.

Audit Committee Report
----------------------

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

     The audit committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Corporation.

     The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the audit committee. The audit committee charter was included as an attachment to the Corporation's Proxy Statement dated April 14, 2004. Pursuant to the charter, the audit committee has the following responsibilities:

o    To monitor the preparation of quarterly and annual financial reports;
o To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and
o To review the general scope of the annual audit and the fees charged by the independent auditors.

     In discharging its oversight responsibility the audit committee has met and held discussions with management and Crowe Chizek and Company LLC, the independent auditors for the Corporation. Management represented to the audit committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

     In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, and has received and discussed with the independent auditors the matters in the written disclosures required by the Independence Standards Board and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the auditors' independence.

     The audit committee also obtained from the independent auditors a formal written statement describing all relationships between Emclaire Financial Corp. and Crowe Chizek and Company LLC and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The audit committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

     Based on these discussions and reviews, the audit committee recommended that the Board of Directors approve the inclusion of the Corporation's audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of
Directors:

Brian C. McCarrier, Chairman
Ronald L. Ashbaugh
Robert L. Hunter
Mark A. Freemer
James M. Crooks

Fees to Crowe Chizek and Company LLC
------------------------------------

     Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees Emclaire Financial Corp. incurred for professional services rendered for the audit of Emclaire Financial Corp.'s annual financial statements for fiscal year 2004 and the reviews of the financial statements included in Emclaire Financial Corp.'s Quarterly Reports on Forms 10-Q for fiscal year 2004.

     Audit-Related Fees. In both years, the audit-related services included audits of the Corporation's benefit plans and student loans. These audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

     Tax Fees. Tax services consisted of the preparation and/or review of, and consultations with respect to, federal and state tax returns.

     All Other Fees. Other fees consisted primarily of aggregate fees billed for services rendered by Crowe Chizek and Company LLC other than those services covered above.

     Audit Committee's Pre-Approval Policies and Procedures. Effective November 19, 2003, the Board of Directors adopted a new Audit Committee Charter which, among other things, requires the Audit Committee to pre-approve the rendering by our independent auditor of audit or permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of services on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

     Fees for Fiscal 2004 and Fiscal 2003. The table below sets forth the aggregate fees paid by the Corporation for audit, audit-related, tax and other services provided by Crowe Chizek and Company LLC to the Firm during each of the last two fiscal years.

                                   2004                2003
                               ---------           ---------
Audit fees                      $49,000             $43,790
Audit-related fees (1)                0              17,800
Tax Fees (2)                      8,200               8,000
All other fees                        0                 150
                               ---------           ---------
Total                           $57,200             $69,740
-----------------------------

(1)  Includes Pension Plan audit.
(2) Includes preparation of federal & state income tax returns, shares tax returns and calculations of estimated tax payments. Also includes additional tax work related to the Rehabilitation Tax Audi and Sec. 263(a) regulation credit.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

     On January 19, 2005, the Corporation's Board of Directors replaced its independent auditors, Crowe Chizek and Company LLC (Crowe Chizek) with Beard Miller Company LLP (Beard Miller) to be effective upon filing of the 2004 Form 10-K. Crowe Chizek completed its engagement as independent auditor for the Corporation's fiscal year ended December 31, 2004 upon the filing of the Corporation's Form 10-K for the year ended December 31, 2004. Crowe Chizek's report on the Corporation's consolidated financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Corporation's Audit Committee. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Corporation and Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or principles, which disagreement(s), if not resolved to the satisfaction of Crowe Chizek, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

     Effective January 19, 2005, the Corporation engaged Beard Miller as its independent auditors for the fiscal year ending December 31, 2005. During the last two fiscal years and the subsequent interim period to the date hereof, the Corporation did not consult Beard Miller regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Remuneration of Officers

     The following table sets forth all cash compensation for services in all capacities paid by the Bank during 2004 to the chief executive officer and the chief lending officer. No other officer's compensation exceeded $100,000. The Corporation pays no salaries or benefits.


                           SUMMARY COMPENSATION TABLE

   Name and Principal                                    All Other Annual        All Other
        Position           Year     Salary      Bonus    Compensation (1)    Compensation (2)
        --------         -------- ----------- ---------- ------------------ -------------------
David L. Cox                2004    $147,000    $35,000             $9,320             $21,048
President and Chairman      2003     140,000     30,580              8,200              19,643
   of the Board             2002     125,000      4,080              6,400               3,507

Raymond M. Lawton           2004      90,000     17,000                  -              16,932
Senior Vice President       2003      85,000     14,209                  -              15,778
   Chief Lending Officer

-------------------------------
(1) Includes Director fees. Does not include the value of certain other benefits, which do not exceed $50,000 or 10% of the total salary and bonus of the individual.
(2) Represents amount accrued during 2004, 2003 and 2002 for supplemental retirement agreement and the Bank's match of employee's contribution to the 401(k) plan for years 2004 and 2003.

Pension Plan

     The Bank maintains a defined benefit pension plan for all eligible employees. An employee becomes vested in the plan after 5 years. Upon retirement at age 65, a terminated participant is entitled to receive a monthly benefit. Prior to a 2002 amendment to the plan, the benefit formula was 1.1% of average monthly compensation plus .4% of average monthly compensation in excess of six hundred seventy five ($675) multiplied by years of service. In 2002, the plan was amended to change the benefit structure to a cash balance formula under which the benefit payable is the actuarial equivalent of the hypothetical account balance at normal retirement age. However, the benefits already accrued by the employees prior to the amendment were not reduced. In addition, the prior benefit formula continues through December 31, 2012, as a minimum benefit. In 2004, the Bank contributed $209,292 to the Plan.

     The years of benefit service for the Chief Executive Officer and the executive officer listed in the Summary Compensation Table are: Mr. Cox has 32 years of benefit service and Mr. Lawton has 5 years of benefit service.

     The following table illustrates estimated annual retirement benefits from the Pension Plan based on a hire age of 25:

                         5 Years   10 Years    15 Years   20 Years   25 Years    30 Years   35 Years    40 Years
Compensation             Service    Service     Service    Service    Service     Service    Service     Service
$100,000                  19,542     35,142      47,594     57,534     65,468      71,802     76,858      80,893
 200,000                  39,085     70,284      95,188    115,068    130,937     143,604    153,715     161,787

401k Plan

     The Bank matches 50% of an employee's contribution to the 401(k) plan up to 6% of the participant's salary.

Supplemental Retirement Agreements

     In October 2002, following Board of Director approval, the Bank entered into supplemental retirement agreements ("Supplemental Agreements") with four key executives. The Supplemental Agreements are non-qualified defined benefit plans and are unfunded. The Supplemental Agreements have no assets, and the benefits payable under the Supplemental Agreements are not secured. The Supplemental Agreement participants are general creditors of the Corporation in regards to their vested Supplemental Agreement benefits. The Supplemental Agreements provide for retirement benefits upon reaching age 65, and the four participants are fully vested five years after the inception of the Supplemental Agreements. Upon attaining the age of 65, Mr. Cox would be entitled to $520,000 over a 20 year period under his Supplemental Agreement. The Corporation accrued $38,000 in expense for the Supplemental Agreements for the year ended December 31, 2004.

     During September 2002, the Bank purchased single premium bank owned life insurance on the lives of the participants. The cash surrender value of the twenty life insurance policies purchased aggregated $4.4 million at December 31, 2004. The Corporation intends to utilize the increase in cash surrender value of these insurance policies to offset executive and employee benefit costs.

     Each of the Supplemental Agreements provide that in the event of a change of control of the Corporation (as defined in the agreements), the officer (i) if he has not yet qualified for retirement benefits, shall have the right to demand his withdrawal benefits (which is an amount equal to the present value of the normal retirement benefit, using a 7% discount rate and monthly compounding of interest) in a single lump sum payment, or (ii) if he has qualified for retirement benefits or has begun receiving a retirement benefit under the Supplemental Agreement, shall have the right to demand his benefits in a single lump sum payment in an amount equal to the normal retirement benefit. In the event of a change in control on December 31, 2004, Mr. Cox and the remaining three officers (in the aggregate) would be entitled to lump sum payments of $132,737 and $234,723, respectively.

Change of Control Severance Agreements

     The Bank has entered into severance agreements with the chief executive officer and the chief lending officer. The agreements provide that in the event certain events take place after there is a change in control of the Corporation, or for a period two years thereafter, the executive will be entitled to a lump sum payment in the amount two (2) times the executive's base salary immediately preceding the change in control. The events triggering such compensation include: (a) the involuntary termination of the officer's employment; or (b) if
(i) there are any changes in the executive's duties, responsibilities or title,
(ii) his annual salary is reduced; (iii) his benefits are materially reduced, or
(iv) the Bank's headquarters or the officer's place of business is moved more than 10 miles, all in (b) as were in existence immediately prior to the change in control. In addition, for two years after such termination, the Bank is required to provide life, disability, accident and health insurance benefits substantially similar to what was in place immediately prior to such termination. In the event of a change in control of the Bank, at December 31, 2004, the chief executive officer and the chief lending officer would currently be entitled to lump sum payments of approximately $294,000 and $180,000, respectively.

Certain Transactions

     There have been no material transactions, proposed or consummated, between the Corporation and the Bank with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons. The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. With the exception of the loans presented in the following table, all loans to executive officers and directors of the Corporation and the Bank have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features. The Board of Directors maintains a policy granting a discount of 100 basis points on loans extended to all employees including executive officers. The following table presents a summary of loans outstanding to named officers that were extended, or amended, under this policy:

                                              Highest
                                              Principal
   Name and                         Year       Balance       Balance      Interest     Market
    Position           Type         Made     During Year    12/31/04        Rate        Rate
---------------- ---------------- --------- ------------- ------------- ------------ -----------
David L. Cox     Residential
  President and    Mortgage           2003      $165,975      $160,159        5.625%      6.625%
  Chairman       Overdraft
                    Protection        2003          $152            $0        5.250%      5.250%

Compensation Committee Interlocks and Insider Participation

     None of the members of the Human Resources Committee serves or has served as an officer or employee of the Corporation or its subsidiaries. J. Michael King and John B. Mason, committee members, have had the following related business transactions: Mr. King is a member of the law firm of Lynn, King & Schreffler, P.C. and during fiscal year 2004 the firm received less than $60,000 for services performed for the Corporation. Mr. Mason is President of H. B. Beels & Son, Inc. and during fiscal year 2004 the business received less than $60,000 for services performed for the Corporation.

Compensation Committee Report on Executive Compensation

     The Human Resources Committee of the Bank (the "Committee") is composed of five members and has the responsibility to evaluate the performance of and determine the compensation for the Chief Executive Officer, to approve the compensation structure for senior management, to review the Bank's salary administration program, and to determine and authorize for payment the company's bonus plans. The Human Resources Committee during fiscal year 2004 consisted of the following individuals:

                           Robert L. Hunter, Chairman
                           George W. Freeman
                           Mark A. Freemer
                           J. Michael King
                           John B. Mason.

     It remains the philosophy and goal of Farmers National Bank to attract and retain a highly qualified and motivated workforce at all levels. The salary administration program is reviewed for consistency with industry peer group surveys. The peer group consists of banks within the geographical area of similar asset size. Salary ranges within the plan are reviewed to ensure that the various positions are being accurately compensated for their value to the organization.

     Salary increases are determined by performance. The Committee reviews the performance of the Chief Executive Officer on an annual basis by evaluating factors including, but not limited to, vision, planning, advising and assisting the Board of Directors, communication to shareholders, the development and management of subordinates, and the Bank's growth and performance. During 2004, the Committee determined to award Mr. Cox with a 5% salary increase. Management of the Bank determines salary increases for all other officers and employees based upon performance

Stockholders Return Performance

     Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of NASDAQ Composite and SNL $250 million to $500 million Bank Index for the five year period beginning December 31, 1999 and ending December 31, 2004. Each assumes an investment of $100 on December 31, 1999 and reinvestment of dividends when paid. The graph is not necessarily indicative of future price performance.

     The following performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filings under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this performance graph by reference.

                            Emclaire Financial Corp.

                            Total Return Performance


                                                            Period Ending
                              ----------------------------------------------------------------------
Index                         12/31/1999  12/31/2000  12/31/2001  12/31/2002  12/31/2003  12/31/2004
----------------------------------------------------------------------------------------------------
Emclaire Financial Corp.          100.00      103.31      123.73      165.59      204.63      216.41
NASDAQ Composite                  100.00       60.82       48.16       33.11       49.93       54.49
SNL $250M-$500M Bank Index        100.00       96.28      136.80      176.39      254.86      289.27

Source: SNL Financial LC, Charlottesville, VA                                         (434) 977-1600
(C) 2005

Principal Officers of the Corporation

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:


                                         Bank        Age as of
                            Held       Employee    December 31,
         Name               Since        Since          2004
----------------------- ------------ ------------- --------------
David L. Cox,
Chairman, President
and Chief Executive
Officer                      1997          1973          54

Shelly L. Rhoades
Treasurer (1)                2004          2000          34

Raymond M. Lawton
Secretary                    2004          1999          50
---------------------
(1) Prior to December 2000, Ms. Rhoades was the Controller for Thompson Motor Sports, Inc., Clarion, PA from October 1999 through November 2000.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Beard Miller Company LLP, Certified Public Accountants, of Wexford, PA ("Beard Miller"), as the Corporation's independent public accountants for its fiscal year ending December 31, 2005. The Corporation has been advised by Beard Miller that none of its members have any financial interest in the Corporation. Ratification of Beard Miller will require an affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting.

     In addition to performing customary audit services related to the audit of the Corporation's financial statements, Beard Miller will assist the Corporation with the preparation of its federal and state tax returns and will perform required retirement plan audits, charging the Corporation for such services at its customary hourly billing rates.

     Effective January 19, 2005, the Corporation replaced its independent auditors, Crowe Chizek and Company LLC (Crowe Chizek) with Beard Miller Company LLP. Crowe Chizek's report on the Corporation's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Corporation's Audit Committee. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Corporation and Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Crowe Chizek, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

     During the two fiscal years and the subsequent interim period prior to January 19, 2005, the Corporation did not consult Beard Miller regarding any of the matters or events set forth in Item 304(a)(2)(v) and (ii) of Regulation S-K.

     Representatives of Beard Miller will be present at the meeting, will be available to respond to your questions and will be able to make such statements as they desire.

     In the event that the shareholders do not ratify the selection of Beard Miller as the Corporation's independent public accountants for the 2005 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 2005 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Beard Miller as the auditors for the Corporation for the year ending December 31, 2005.

     It is understood that even if the selection of Beard Miller is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Corporation and its shareholders.

                                  ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 2004, is being mailed with this Proxy Statement. Such Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 2005 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Emclaire Financial Corp. at the principal executive offices of the Corporation at 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, no later than Monday, December 12, 2005.

     Under the Corporation's current bylaws, business proposal nominations for directors other than those to be included in the Corporation's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the bylaws. Nominations must be received no less than sixty (60) days prior to the annual meeting.

     In the event the Corporation received notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Corporation's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Corporation to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment.

                    SHAREHOLDER COMMUNICATION WITH THE BOARD

     The Corporation does not have a formal procedure for shareholder communication with its Board of Directors. In general, officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the president with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of the Board Chairman, David L. Cox, or to the attention of the Chairman of the Audit Committee, Brian C. McCarrier, in care of the Corporation at the Corporation address. All such communications will be forwarded unopened.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                             ADDITIONAL INFORMATION

     Upon written request, a copy of the Annual Report on Form 10-K of Emclaire Financial Corp. may be obtained, without charge from Shelly L. Rhoades, Treasurer, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373. In addition, the Corporation files reports with the SEC. Free copies can be obtained from the SEC website at www.sec.gov.

                            EMCLAIRE FINANCIAL CORP.
                                      PROXY
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Emclaire Financial Corp. (the "Corporation"), or its designee, proxy of the undersigned, with full power of substitution, to vote all of the shares the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 18, 2005 at the Farmers National Bank of Emlenton, 612 Main Street, Emlenton, PA 16373, at 11:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS B DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 2008

                                                        FOR          WITHHOLD

          James M. Crooks                              [    ]         [    ]
          Robert L. Hunter                             [    ]         [    ]
          John B. Mason                                [    ]         [    ]

2. Ratification of the selection of Beard Miller Company LLP, Certified Public Accountants, as auditors of the Corporation for the year ending December 31, 2005.

     [   ]    FOR                              [    ]     AGAINST

3. In its discretion, the proxy is authorization to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL NO. 2.

     The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 11, 2005 and an Annual Report to Stockholders.

Dated: ___________________, 2005        [    ] Please check here if you plan to
                                               attend the Annual Meeting

                                             Number attending
                                                              -----------------

------------------------------------------
SIGNATURE OF SHAREHOLDER

--------------------------------------
SIGNATURE OF SHAREHOLDER

     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.